QuickLinks -- Click here to rapidly navigate through this document

FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DUQUESNE LIGHT COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	25-0451600
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o Duquesne Light Company 411 Seventh Avenue Pittsburgh, Pennsylvania 15219 (Address of principal executive offices, including zip code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.50% Preferred Stock	The New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant's Securities to be Registered.

        The securities to be registered hereby are the 6.50% Preferred Stock (the "6.50% Preferred Stock") of Duquesne Light Company ("Duquesne Light"), a Pennsylvania corporation.

        A description of Duquesne Light's Preferred Stock is contained in the Prospectus included in the Registration Statement on Form S-3 filed by Duquesne Light, as amended by Amendment No. 1 thereto (File No. 333-112929) which was declared effective by the Securities and Exchange Commission on March 31, 2004. Such description is incorporated by reference. A supplemental description of the 6.50% Preferred Stock is included in the Prospectus Supplement, dated April 12, 2004, to be filed by Duquesne Light pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such Prospectus Supplement shall also be deemed to be incorporated by reference herein.

Item 2. Exhibits.

        The shares of 6.50% Preferred Stock described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

Exhibit Number	Description and Method of Filing
1.1	*Registration Statement on Form S-3 filed by Duquesne Light Company	Previously filed as Duquesne Light Company's Registration Statement 333-112929
1.2	*Amendment No. 1 to Registration Statement on Form S-3 filed by Duquesne Light Company	Previously filed as Duquesne Light Company's Amendment No. 1 to Registration Statement No. 333-112929
3.3	*Form of Statement with respect to series of Preferred Stock	Exhibit 3.3 to Duquesne Light Company's Amendment No. 1 to Registration Statement No. 333-112929

*
Previously filed as indicated and incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DUQUESNE LIGHT COMPANY (Registrant)
April 13, 2004
	By:	/s/ WILLIAM F. FIELDS Name: William F. Fields Title: Vice President and Treasurer

QuickLinks

  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE